Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER REPORTS SECOND QUARTER 2025 RESULTS

GAAP Net Income of $0.04 Per Diluted Share for the Second Quarter

Normalized FFO of $0.25 Per Diluted Share for the Second Quarter

Same Store NOI Growth of 1.4% (GAAP)

Positive Office Releasing Spreads of 11.7% (GAAP) and 5.5% (Cash)

Positive Retail Renewal Spreads of 10.8% (GAAP) and 5.5% (Cash)

Approximately 161K Net Rentable Square Feet of New and Renewed Commercial Lease Space

Maintained 2025 Full-Year Normalized FFO Guidance Range of $1.00 to $1.10 per Diluted Share

VIRGINIA BEACH, VA, August 4, 2025 – Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter ended June 30, 2025 and provided an update on current events and earnings guidance.

Second Quarter and Recent Highlights:

•Net income attributable to common stockholders and OP Unit holders of $3.9 million, or $0.04 per diluted share, compared to net income attributable to common stockholders and OP Unit holders of $0.4 million, or $0.00 per diluted share, for the three months ended June 30, 2024.

•Funds from operations attributable to common stockholders and OP Unit holders ("FFO") of $19.0 million, or $0.19 per diluted share, compared to $22.4 million, or $0.25 per diluted share, for the three months ended June 30, 2024. See "Non-GAAP Financial Measures."

•Normalized funds from operations attributable to common stockholders and OP Unit holders ("Normalized FFO") of $25.4 million, or $0.25 per diluted share, compared to $30.2 million, or $0.34 per diluted share, for the three months ended June 30, 2024. See "Non-GAAP Financial Measures."

•As of June 30, 2025, weighted average stabilized portfolio occupancy was 94.9%. Retail occupancy was 94.2%, office occupancy was 96.3%, and multifamily occupancy was 94.0%.

•Positive spreads on renewals across all commercial segments:
◦Retail 10.8% (GAAP) and 5.5% (Cash)
◦Office 11.7% (GAAP) and 5.5% (Cash)

•Executed 14 commercial lease renewals and 10 new commercial leases during the second quarter for an aggregate of approximately 161,000 of net rentable square feet.

“We believe our focus on high-quality properties that generate stable, predictable income positions us to deliver long-term value to our shareholders,” said Shawn Tibbetts, Chief Executive Officer and President. “We are building on our strengths to create a more agile Armada Hoffler; one positioned to deliver consistent, durable earnings growth and long-term value.”

•Same Store Net Operating Income ("NOI") increased 1.4% on a GAAP basis compared to the quarter ended June 30, 2024.

•Third-party construction backlog as of June 30, 2025 was $106.6 million and general contracting and real estate services gross profit for the second quarter was $1.4 million.

•During the second quarter of 2025, unrealized gains on non-designated interest rate derivatives that positively affected FFO were $3.8 million. As of June 30, 2025, the value of the Company’s entire interest rate derivative portfolio, net of unrealized gains, was $8.2 million. These gains are excluded from Normalized FFO.

•On June 10, 2025, the Company acquired the remaining interest of its partner for the Harbor Point Parcel 4 (“Allied | Harbor Point”) project, resulting in Harbor Point Parcel 4 Development, LLC becoming a wholly owned subsidiary of the Company.

•On July 22, 2025, the Company, as parent guarantor, and Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into a note purchase agreement with institutional investors, pursuant to which the Operating Partnership sold, and the institutional investors purchased, an aggregate of $115.0 million of senior unsecured notes of the Operating Partnership, consisting of (a) $25.0 million aggregate principal amount of 5.57% Senior Notes, Series A, due July 22, 2028, (b) $45.0 million aggregate principal amount of 5.78% Senior Notes, Series B, due July 22, 2030 and (c) $45.0 million aggregate principal amount of 6.09% Senior Notes, Series C, due July 22, 2032 (collectively, the “Notes”). The Company utilized the proceeds of the sale of the Notes to repay the $65.0 million construction loan secured by the Southern Post mixed-use asset and $48.0 million under the Company’s revolving credit facility.

•On July 24, 2025, the Company entered into four interest rate swap agreements with a total notional of $820.0 million and a SOFR rate of 2.25%. The interest rate swaps will expire on August 1, 2026. The Company paid $14.0 million in premiums for the transactions.

Financial Results

Net income attributable to common stockholders and OP Unit holders for the second quarter was $3.9 million compared to net income attributable to common stockholders and OP Unit holders of $0.4 million for the second quarter of 2024. The period-over-period change was primarily due to the $6.9 million gain on consolidation of Allied | Harbor Point, partially offset by conversion of development property into the operating portfolio.

FFO attributable to common stockholders and OP Unit holders for the second quarter was $19.0 million compared to $22.4 million for the second quarter of 2024. The year-over-year decrease in FFO was primarily due to a decrease in general contracting and real estate services gross profit, an increase in interest expense, and the recognition of equity in loss of unconsolidated real estate entities, partially offset by an increase in portfolio NOI recognized during the quarter. Normalized FFO attributable to common stockholders and OP Unit holders for the second quarter decreased to $25.4 million compared to $30.2 million for the second quarter of 2024. The year-over-year decrease in Normalized FFO was primarily due to the decrease in general contracting and real estate services gross profit and the recognition of equity in loss of unconsolidated real estate entities, partially offset by an increase in portfolio NOI recognized during the quarter.

Operating Performance

At the end of the second quarter, the Company’s retail, office, and multifamily stabilized operating property portfolios were 94.2%, 96.3%, and 94.0% occupied, respectively.

Total third party construction contract backlog was $106.6 million as of June 30, 2025.

Interest income from real estate financing investments was $3.7 million for the three months ended June 30, 2025.

Balance Sheet and Financing Activity

As of June 30, 2025, the Company had $1.4 billion of total debt outstanding, including $209.0 million outstanding under its revolving credit facility. Total debt outstanding excludes GAAP adjustments and deferred financing costs. As of June 30, 2025, the Company’s debt was 94% fixed or economically hedged after considering interest rate swaps.

Outlook

The Company maintained its 2025 full-year Normalized FFO guidance at the Company's previous guidance range of $1.00 to $1.10 per diluted share. The following table updates the Company's assumptions underpinning full year guidance. The Company's executive management will provide further details regarding its 2025 earnings guidance during tomorrow's webcast and conference call.

Full-year 2025 Guidance [1][2]	Expected Ranges
Portfolio NOI	$173.6	M	$176.0	M
Construction Segment Gross Profit	$5.0	M	$7.0	M
G&A Expenses	($17.2	M)	($16.4	M)
Interest Income	$15.3	M	$16.3	M
Adjusted Interest Expense[3]	($64.7	M)	($60.7	M)
Normalized FFO per diluted share	$1.00		$1.10

[1] Ranges exclude certain items per the Company ’s Normalized FFO definition: Normalized FFO excludes certain items, including debt extinguishment losses and prepayment penalties, impairment and accelerated amortization of intangible assets and liabilities, property acquisition, development, and other pursuit costs, mark-to-market adjustments for interest rate derivatives not designated as cash flow hedges, amortization of payments made to purchase interest rate caps and swaps designated as cash flow hedges, provision for unrealized non-cash credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items. See "Non-GAAP Financial Measures." The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.
[2] Includes the following assumptions:
•Southern Post Commercial Stabilized 4Q25
•Two Real Estate Financing investments acquired in second half of 2025
•One Property Disposition
[3] Includes the interest expense on finance leases and interest receipts of non-designated derivatives.

Supplemental Financial Information

Further details regarding operating results, properties, and leasing statistics can be found in the Company’s supplemental financial package available on the Investors page at ArmadaHoffler.com.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, August 5, 2025 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The recorded webcast will be available through the Investors page of the Company’s website, ArmadaHoffler.com. To participate in the call, please dial (+1) 800 549 8228 (toll-free dial-in number) or (+1) 646 564 2877 (toll dial-in number). The conference ID is 67471. A replay of the conference call will be available through Thursday, September 4, 2025 by dialing (+1) 888 660 6264 (toll-free dial-in number) or (+1) 646 517 3975 (toll dial-in number) and providing passcode 67471#.

About Armada Hoffler Properties, Inc.

Armada Hoffler (NYSE: AHH) is a vertically integrated, self-managed real estate investment trust with over four decades of experience developing, building, acquiring, and managing high-quality retail, office, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. The Company also provides general construction and development services to third-party clients, in addition to developing and building properties to be placed in their stabilized portfolio. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company's real estate financing program, the Company’s construction and development business, including backlog and timing of deliveries and estimated costs, financing activities, as well as acquisitions, dispositions, and the Company’s financial outlook, guidance, and expectations. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize any forward-looking statement. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates, and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or service indebtedness. Also, FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Management also believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, debt extinguishment losses and prepayment penalties, impairment and accelerated amortization of intangible assets and liabilities, property acquisition, development, and other pursuit costs, mark-to-market adjustments for interest rate derivatives not designated as cash flow hedges, amortization of payments made to purchase interest rate caps and swaps designated as cash flow hedges, provision for unrealized non-cash credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items. Other equity REITs may not calculate Normalized FFO in the same manner as we do, and, accordingly, our Normalized FFO may not be comparable to such other REITs' Normalized FFO.

NOI is the measure used by the Company’s chief operating decision-maker to assess segment performance. The Company calculates NOI as segment revenues less segment expenses. Segment revenues include rental revenues (base rent, expense reimbursements, termination fees, and other revenue) for our property segments, general contracting and real estate services revenues for our general contracting and real estate services segment, and interest income for our real estate financing segment. Segment expenses include rental expenses and real estate taxes for our property segments, general contracting and real estate services expenses for our general contracting and real estate services segment, and interest expense for our real estate financing segment. Segment NOI for the general contracting and real estate services and real estate financing segments is also referred to as segment gross profit. NOI is not a measure of operating income or cash flows from operating activities as measured in accordance with GAAP and is not indicative of cash available to fund cash needs. As a result, NOI should not be considered an alternative to cash flows as a measure of liquidity. Not all companies calculate NOI in the same manner. The Company considers NOI to be an appropriate supplemental measure to net income because it assists both investors and management in understanding the core operations of the Company’s real estate and construction businesses. To calculate NOI on a cash basis, we adjust NOI to exclude the net effects of straight line rent and the amortization of lease incentives and above/below market rents.

For reference, as an aid in understanding the Company’s computation of NOI, NOI Cash Basis, FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to NOI, NOI Cash Basis, FFO, and Normalized FFO has been included further in this release.

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Real estate investments:
Income producing property	$2,435,640	$2,173,787
Held for development	5,683	5,683
Construction in progress	24,095	17,515
	2,465,418	2,196,985
Accumulated depreciation	(487,686)	(451,907)
Net real estate investments	1,977,732	1,745,078
Real estate investments held for sale	4,800	4,800
Cash and cash equivalents	52,111	70,642
Restricted cash	2,490	1,581
Accounts receivable, net	53,993	52,860
Notes receivable, net	139,772	132,565
Construction receivables, including retentions, net	47,135	84,624
Construction contract costs and estimated earnings in excess of billings	2,990	6
Equity method investments	47,335	158,151
Operating lease right-of-use assets	22,727	22,841
Finance lease right-of-use assets	88,262	88,986
Acquired lease intangible assets	83,492	89,739
Other assets	53,832	60,990
Total Assets	2,576,671	2,512,863

LIABILITIES AND EQUITY
Indebtedness, net	1,446,820	1,295,559
Accounts payable and accrued liabilities	34,106	38,840
Construction payables, including retentions	59,377	104,495
Billings in excess of construction contract costs and estimated earnings	6,664	5,871
Operating lease liabilities	31,284	31,365
Finance lease liabilities	93,086	92,646
Other liabilities	44,543	54,418
Total Liabilities	1,715,880	1,623,194
Total Equity	860,791	889,669
Total Liabilities and Equity	$2,576,671	$2,512,863

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2025	2024
	(Unaudited)
Revenues
Rental revenues	$65,147	$63,265
General contracting and real estate services revenues	31,976	116,839
Interest income	4,140	4,632
Total revenues	101,263	184,736

Expenses
Rental expenses	16,077	15,087
Real estate taxes	6,590	5,886
General contracting and real estate services expenses	30,592	112,500
Depreciation and amortization	21,752	21,183
General and administrative expenses	5,998	4,503
Acquisition, development, and other pursuit costs	286	5,528
Impairment charges	—	1,494
Total expenses	81,295	166,181
Gain on real estate dispositions, net	—	—
Operating income	19,968	18,555
Interest expense	(21,271)	(21,227)
Equity in loss of unconsolidated real estate entities	(322)	—
Gain (loss) on consolidation of real estate entities	6,915	—
Change in fair value of derivatives and other	648	4,398
Unrealized credit loss release	209	228
Other income (expense), net	3	79
Income before taxes	6,150	2,033
Income tax benefit	567	1,246
Net income	6,717	3,279
Net loss (income) attributable to noncontrolling interests in investment entities	77	(17)
Preferred stock dividends	(2,887)	(2,887)
Net (loss) income attributable to common stockholders and OP Unitholders	$3,907	$375

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET (LOSS) INCOME TO FFO & NORMALIZED FFO
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2025	2024
	(Unaudited)
Net (loss) income attributable to common stockholders and OP Unitholders	$3,907	$375
Depreciation and amortization, net (1)	21,979	20,570
Gain on consolidation of real estate entities	(6,915)	—
Impairment of real estate assets	—	1,494
FFO attributable to common stockholders and OP Unitholders	$18,971	$22,439
Acquisition, development, and other pursuit costs	286	5,528
Unrealized credit loss release	(209)	(228)
Amortization of right-of-use assets - finance leases	395	394
Increase in fair value of derivatives not designated as cash flow hedges	3,845	1,950
Stock compensation normalization(2)	139	—
Amortization of interest rate derivatives on designated cash flow hedges	383	121
Severance related costs	1,580	—
Normalized FFO available to common stockholders and OP Unitholders	$25,390	$30,204
Net (loss) income attributable to common stockholders and OP Unitholders per diluted share and unit	$0.04	$—
FFO attributable to common stockholders and OP Unitholders per diluted share and unit	$0.19	$0.25
Normalized FFO attributable to common stockholders and OP Unitholders per diluted share and unit	$0.25	$0.34
Weighted average common shares and units - diluted	102,286	88,815
________________________________________

(1) The adjustment for depreciation and amortization excludes amortization of above and below-market ground lease assets. The adjustments for depreciation and amortization for each of the three months ended June 30, 2025 and 2024 excludes $0.3 million and $0.2 million, respectively, of depreciation attributable to our partners.

(2) Accounts for the double-issuance of stock compensation due to a modification in the structure of executive compensation grants, removing the impact of grants in the current year that are related to the prior year's performance. New grants are now issued in the year in which performance relates. Adjustment also removes impact of a one-time acceleration of 100% of stock compensation awarded to our former Chief Executive Officer in relation to prior year performance and the special award granted in June 2025. This adjustment accounts for the duplicate expense, but does not adjust for the double issuance of shares.

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET (LOSS) INCOME TO SAME STORE NOI, CASH BASIS
(in thousands) (unaudited)

	Three Months Ended June 30,
	2025	2024
Retail Same Store (1)
Same Store NOI, Cash Basis	$16,886	$17,172
GAAP Adjustments (2)	1,350	971
Same Store NOI	18,236	18,143
Non-Same Store NOI (3)	75	1,135
Segment NOI	18,311	19,278

Office Same Store (4)
Same Store NOI, Cash Basis	13,202	13,051
GAAP Adjustments (2)	2,061	1,976
Same Store NOI	15,263	15,027
Non-Same Store NOI (3)	182	(247)
Segment NOI	15,445	14,780

Multifamily Same Store (5)
Same Store NOI, Cash Basis	7,799	7,569
GAAP Adjustments (2)	215	208
Same Store NOI	8,014	7,777
Non-Same Store NOI (3)	710	455
Segment NOI	8,724	8,232

Total Property NOI	42,480	42,290

General contracting & real estate services gross profit	1,384	4,339
Real estate financing gross profit	3,672	3,966
Interest income (6)	468	666
Depreciation and amortization	(21,752)	(21,183)
General and administrative expenses	(5,998)	(4,503)
Acquisition, development, and other pursuit costs	(286)	(5,528)
Interest expense (7)	(21,271)	(21,227)
Equity in income of unconsolidated real estate entities	(322)	—
Gain on consolidation of real estate entities	6,915	—
Change in fair value of derivatives and other	648	4,398
Unrealized credit loss release	209	228
Other income (expense), net	3	79
Income tax benefit	567	1,246
Net income	6,717	3,277

Net loss (income) attributable to noncontrolling interests in investment entities	77	(17)
Preferred stock dividends	(2,887)	(2,887)
Net income attributable to AHH and OP unitholders	$3,907	$373

________________________________________

(1) Retail same-store portfolio for the three months ended June 30, 2025 and 2024 excludes Southern Post Retail, Allied | Harbor Point Retail, and Columbus Village II due to redevelopment, as well as Market at Mill Creek and Nexton Square which were sold in December 2024.

(2) GAAP Adjustments include adjustments for the net effects of straight-line rental revenues, the amortization of lease incentives and above/below market rents, the net effects of straight-line rental expenses, and ground rent expenses for finance leases.

(3) Includes expenses associated with the Company's in-house asset management division.
(4) Office same-store portfolio for the three months ended June 30, 2025 and 2024 excludes Southern Post Office and Allied | Harbor Point Office Garage.
(5) Multifamily same-store portfolio for the three months ended June 30, 2025 and 2024 excludes Chandler Residences and The Allied | Harbor Point.
(6) Excludes real estate financing segment interest income.
(7) Excludes real estate financing segment interest expense.

Contact:

Chelsea Forrest
Armada Hoffler
Vice President of Corporate Communications and Investor Relations
Email: CForrest@ArmadaHoffler.com
Phone: (757) 612-4248